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                                                                    Exhibit 23.3



                          CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the inclusion in this registration statement on Form S-4 of our reports dated March 1, 1996, except for the last Note for which the date is August 5, 1996, on our audits of the financial statements and financial statement schedule of the Masco Home Furnishings Group. We also consent to the reference to our firm under the caption "Experts".

Coopers & Lybrand L.L.P.

Detroit, Michigan
October 24, 1996